Exhibit 99.2

COMSovereign Acquires 140,000 sq. ft. Manufacturing Facility to Ramp-up U.S.-Based 5G Radio Production

- Intelligent Battery & Power Supplies, Drone Products to Commence Production in Late Q1; Next Generation 4G LTE Advanced and 5G Radios Scheduled to Begin in Q3 -

DALLAS, TX – February 2, 2021 – COMSovereign Holding Corp. (Nasdaq: COMS) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions, has completed the previously announced purchase of a 140,000 sq. ft. manufacturing facility in Tucson, Arizona.

The new production facility advances the Company’s “Made in the America” commitment, and is located on 12.7 acres in Tucson, Arizona. The Tucson facility is intended to serve as the Company’s principal manufacturing site for the majority of its products including its new line of 4G LTE & 5G wireless radios and electronics products, along with intelligent battery and backup power supply systems, and its drone and aerostat platforms. The Company has begun the process for improvements and retrofits to the existing facility including production assembly lines required to commence initial manufacturing for its InduraPower and Drone Aviation business units expected to commence later in the first quarter of 2021. Production of the Company’s new line of 4G LTE Advanced and 5G radios and electronics products are anticipated to begin in the third quarter of 2021. DragonWave-X’s current generation of Harmony Enhanced and Multi-Channel (MC) model radios for mobile network backhaul infrastructure continues to be produced and is being ramped up by Benchmark Electronics, Inc. (NYSE: BHE) under an expanded production agreement announced in September, 2020.

Dan Hodges, Chairman and CEO of COMSovereign Holding Corp. said, “Supported by our recent capital raise, we are now able to complete the purchase of this critical U.S.-based production capacity, which we intend to quickly ramp up. Consolidated manufacturing under one roof provides many advantages including streamlining operational costs, increasing production scale, and accelerating time to market for all our business units, greatly benefiting our customers in commercial and government markets.”

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G-NR telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations

COMSovereign Holding Corp.

813-334-9745

investors@comsovereign.com

Dave Gentry

RedChip Companies, Inc.

407-491-4498

dave@redchip.com

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net